Exhibit 99.5

Virginia Community Bankshares, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS – DECEMBER 12, 2019 AT 11:OO AM LOCAL TIME
CONTROL ID:
REQUEST ID:
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Joint Proxy Statement/Prospectus are available at https://www.iproxydirect.com/VCB.

The undersigned shareholder of Virginia Community Bankshares, Inc., a Virginia corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and hereby constitutes and appoints A. Preston Moore Jr., Thomas M. Crowder and Amy M. Schick, or any of them acting individually, as proxies of the undersigned (the “Proxies”), each with the power to appoint his or her substitute, to represent and to vote, as designed below and with the same force and effect as the undersigned, all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM Local Time on December 12, 2019 at Virginia Community Bankshares, Inc.’s corporate office, 114 Industrial Dr., Louisa Virginia 23093, and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof with respect to the matters set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card. If you vote by phone, fax or internet, your vote must be received by 11:59 p.m. Eastern Time the day before the Special Meeting date. Votes by mail must be received before the Special Meeting date.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VCB
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE SHAREHOLDERS OF VIRGINIA COMMUNITY BANKSHARES, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 The Board recommends a vote FOR this Proposal.	→	FOR	AGAINST	ABSTAIN

VCB Merger Proposal. Approval of the Agreement and Plan of Reorganization, dated as of May 13, 2019, between Blue Ridge Bankshares, Inc. and Virginia Community Bankshares, Inc., including the related Plan of Merger, pursuant to which Virginia Community Bankshares, Inc. will merge with and into Blue Ridge Bankshares, Inc.

		☐	☐	☐

Proposal 2 The Board recommends a vote FOR this Proposal.	→	FOR	AGAINST	ABSTAIN

VCB Adjournment Proposal. Approval of proposal to adjourn the Special Meeting of the Shareholders of Virginia Community Bankshares, Inc. to a later date or dates, if necessary to solicit additional proxies to approve the VCB Merger Proposal.

		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” BOTH PROPOSAL 1 AND PROPOSAL 2. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OF VIRGINIA COMMUNITY BANKSHARES, INC., THE PROXIES ARE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2019

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)